SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 24, 2008

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 24, 2008, Richard G. Reiten, Chairman of the Board of Northwest Natural Gas Company (“NW Natural”), notified NW Natural that he intends to retire at the end of his current term, which expires at the 2008 Annual Shareholders Meeting scheduled for May 22, 2008. Mr. Reiten will chair the 2008 Annual Shareholders Meeting.

Mr. Reiten has been a director since 1996 and served as NW Natural’s President and Chief Executive Officer (CEO) from 1997 through 2002 and as President and Chief Operating Officer from 1995 to 1997. Mr. Reiten became Chairman of the Board in 2000. After his retirement as President and CEO of NW Natural in 2002, Mr. Reiten continued to serve as a director and, through February 2005, as non-employee Chairman. Mr. Reiten was reelected as Chairman of the Board in December 2006. Mr. Reiten also serves as Chair of NW Natural’s Governance Committee and as a member of the Finance, Strategic Planning and Public Affairs and Environmental Policy Committees.

The Board of Directors expects Mr. Reiten’s successor as Chairman to be appointed following the 2008 Annual Shareholders Meeting on May 22, 2008, but the resulting vacancy on the Board is not expected to be filled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY (Registrant)

Dated: March 25, 2008	/s/ David H. Anderson
David H. Anderson
Senior Vice President and Chief Financial Officer

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